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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Eltrax Systems, Inc. of our report dated March 26, 1999, on our audits of the consolidated financial statements of Sulcus Hospitality Technologies Corp. as of December 31, 1998 and for each year in the two year period ended December 31, 1998, which report is incorporated by reference in this registration statement from Eltrax Systems, Inc.'s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

Crowe, Chizek and Company LLP
Columbus, Ohio
August 31, 2000